Exhibit 99.1

Press Release

For Immediate Release:	Contact: David Friedman
January 12, 2004	Venetian Casino Resort, LLC
(702) 733-5502

Venetian Casino Resort Announces Retention
of Goldman, Sachs & Co.

(Las Vegas, Nevada – January 12, 2004) – Venetian Casino Resort LLC (the “Company”) announced today that it has retained Goldman, Sachs & Co., as financial advisor, to explore various strategic alternatives available to it relating to the Grand Canal Shoppes, the Venetian-themed mall attached to the Venetian Casino Resort. No decision has been made as to whether there will be a sale or any other transaction involving the Grand Canal Shoppes.

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The matters described in this press release contain forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to general economic conditions, competition, new ventures, government regulation, legalization of gaming, interest rates, future terrorist acts, insurance, and other factors detailed in the reports filed by Las Vegas Sands, Inc. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company assumes no obligation to update such information.